EXHIBIT 99.1

MEDIA CONTACT:	INVESTOR CONTACT:
Connie Pautz	Chuck Ives
Corporate Communications Director	Investor Relations Manager
Hutchinson Technology Inc.	Hutchinson Technology Inc.
320-587-1823	320-587-1605
HUTCHINSON TECHNOLOGY REPORTS SECOND QUARTER
NET LOSS PER SHARE OF $0.14
HUTCHINSON, Minn., April 24, 2007 — Hutchinson Technology Incorporated (Nasdaq: HTCH) today reported a net loss of $3,646,000, or $0.14 per share, on net sales of $170,681,000 for its fiscal second quarter ended March 25, 2007. In the comparable fiscal 2006 period, the company reported net income of $8,269,000 or $0.29 per diluted share, on net sales of $186,395,000.
     For the 26 weeks ended March 25, 2007, the company reported net income of $2,167,000, or $0.08 per diluted share, on net sales of $359,563,000. In the comparable fiscal 2006 period, the company reported net income of $14,259,000, or $0.51 per diluted share, on net sales of $370,955,000.
     The company shipped approximately 205 million suspension assemblies in the fiscal 2007 second quarter, down 9 percent from the preceding quarter and flat with the fiscal 2006 second quarter. Wayne M. Fortun, Hutchinson Technology’s president and chief executive officer, attributed the sequential quarter decline in volume primarily to weaker demand for suspension assemblies used in 3.5-inch ATA disk drives.
     Overall average selling price in the fiscal 2007 second quarter was $0.79 compared with $0.80 in the preceding quarter and $0.86 in the fiscal 2006 second quarter. The year-over-year decline in average selling price resulted primarily from a sales mix that included a higher percentage of suspension assemblies for mature disk drive programs. Customers have extended the lives of certain mature disk drive programs, and the company has chosen to compete aggressively on these programs. The average selling price is typically lower on suspension assemblies for mature disk drive programs as higher cumulative volumes trigger lower price points.
     Commenting on expected industry conditions for the next two quarters, Fortun noted that competition is currently very intense. “Disk drive manufacturers are increasingly seeking lower cost designs and suspension assembly pricing is becoming more competitive. Additionally, our share position in the 3.5-inch ATA segment of the overall disk drive market is being challenged. By contrast, we have been improving our position in the faster growing mobile segment. We remain the industry’s leading volume supplier because of our proven ability to meet customers’ requirements for quality, design innovation, speed to volume, global service and total cost,” said Fortun.

2—Hutchinson Technology Reports Second Quarter Results
     Gross margin in the fiscal 2007 second quarter was 18 percent, down from 19 percent in the preceding quarter and 23 percent in the fiscal 2006 second quarter. The company’s gross margin remained under pressure from capacity utilization that was below 80 percent. In the fiscal 2006 second quarter, capacity utilization exceeded 90 percent.
     The company’s research and development expense increased to $16,197,000 in the fiscal 2007 second quarter compared with $14,109,000 in the preceding quarter and $13,370,000 in the fiscal 2006 second quarter. “A substantial portion of our R&D spending remains dedicated to the development of the additive processes required for our TSA+ suspension assemblies,” said Fortun. “The market need for additive suspension assemblies is still developing, and we are meeting critical milestones. The core equipment for our volume production line has been installed, and we expect to have volume production capabilities in place to fulfill customers’ requirements as the transition to TSA+ suspension assemblies begins. We have also been delivering TSA+ suspensions for a customer’s program that is currently in development.”
     The company’s BioMeasurement Division is in the early stages of the commercial introduction of its InSpectra™ StO2 Tissue Oxygenation Monitor at Level I trauma centers. “We are encouraged by the reception of the InSpectra StO2 system in the market. More than 90 percent of the potential U.S. customers who have seen an initial product demonstration are advancing to the next step in the sales cycle,” said Richard Penn. Penn, who formerly served as president of the company’s Disk Drive Components Division, has been named president of its BioMeasurement Division, reflecting the company’s commitment to the growth of its medical device business.
     The company generated $27,576,000 in cash from operations in the fiscal 2007 second quarter compared with $36,236,000 in the preceding quarter and $49,029,000 in the fiscal 2006 second quarter. Capital expenditures in the fiscal 2007 second quarter totaled $26,052,000 compared with $36,875,000 in the preceding quarter and $58,565,000 in the fiscal 2006 second quarter. For fiscal year 2007, the company has reduced its estimate of planned capital spending to approximately $120,000,000 from an earlier estimate of $140,000,000.
     Based on the company’s expectations of its near-term demand, it believes that utilization of its manufacturing capacity for the remainder of fiscal year 2007 may fall below the level experienced in the fiscal 2007 second quarter. While the company is taking targeted actions to reduce costs in light of expected weaker demand, lower utilization of manufacturing capacity combined with the continuation of strategic investments in TSA+ production capabilities and in its BioMeasurement Division will result in increased pressure on operating margin, and the company now expects to incur a loss for the current fiscal year.

3—Hutchinson Technology Reports Second Quarter Results
     “While conditions will be challenging in the near term, we also remain focused on the long-term opportunities for growth in both our Disk Drive Components and BioMeasurement Divisions,” said Fortun. “Our TSA+ platform is particularly well suited for the disk drive industry’s requirements for further miniaturization and increased precision, and our InSpectra™ StO2 Tissue Oxygenation Monitor provides a clinically valuable measurement that was not previously available to medical professionals. In both areas, we see attractive opportunities for revenue and earnings growth.”
     Hutchinson Technology is the leading worldwide supplier of suspension assemblies for disk drives. Hutchinson Technology’s BioMeasurement Division provides health professionals with simple, accurate methods to measure the oxygen in tissue.
     This announcement contains forward-looking statements regarding demand for and shipments of the company’s products, the company’s manufacturing capacity and utilization, capital expenditures, worldwide disk drive and suspension assembly shipments, selling prices, research and development expenses, results of operations and operating performance. The company does not undertake to update its forward-looking statements. These statements involve risks and uncertainties. The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of changes in market demand and market consumption of disk drives or suspension assemblies, the company’s ability to produce suspension assemblies with features at levels of precision, quality, variety, volume and cost its customers require, changes in product mix, changes in required investment to increase manufacturing capacity and develop process capabilities, changes in expected data density and other factors described from time to time in the company’s reports filed with the Securities and Exchange Commission.
     The company will conduct a conference call and webcast for investors beginning at 4:00 p.m. Central Time (CT) on April 24, 2007. Individual investors and news media may participate in the conference call via the live webcast. The webcast will be available through the Investor Relations page on Hutchinson Technology’s web site at www.htch.com. Webcast participants will need to complete a brief registration form and should allot extra time before the webcast begins to register and, if necessary, download and install audio software. A replay of the call will be available beginning at approximately 6:00 p.m. CT on April 24 until 11:59 p.m. CT on Thursday, April 26, 2007. To access the replay, dial 800-405-2236 and enter 11088249# at the reservation number prompt.
(Summarized financial data and financial statements follow)

4—Hutchinson Technology Reports Second Quarter Results
Hutchinson Technology Incorporated
(Nasdaq: HTCH)

	Second Quarter Ended
	March 25, 2007	March 26, 2006*
Net sales	$170,681,000	$186,395,000
Gross profit	$29,961,000	$41,964,000
Income (loss) from operations	$(5,250,000)	$7,250,000
Net income (loss)	$(3,646,000)	$8,269,000
Net income (loss) per common share:
Basic	$(0.14)	$0.32
Diluted	$(0.14)	$0.29
Weighted average common and common equivalent shares outstanding:
Basic	25,986,000	25,612,000
Diluted	25,986,000	30,939,000

	Twenty-Six Weeks Ended
	March 25, 2007	March 26, 2006*
Net sales	$359,563,000	$370,955,000
Gross profit	$65,571,000	$81,564,000
Income (loss) from operations	$(3,266,000)	$11,590,000
Net income	$2,167,000	$14,259,000
Net income per common share:
Basic	$0.08	$0.55
Diluted	$0.08	$0.51
Weighted average common and common equivalent shares outstanding:
Basic	25,927,000	25,573,000
Diluted	26,002,000	30,866,000

	At March 25, 2007	At Sept. 24, 2006
Total assets	$1,060,535,000	$1,045,084,000
Cash and cash equivalents	$31,436,000	$40,331,000
Securities available for sale	$265,456,000	$250,110,000
Total shareholders’ investment	$590,182,000	$578,724,000

*	Results for the second quarter ended March 26, 2006 and the twenty-six weeks ended March 26, 2006 have been adjusted to reflect the company’s application of Staff Accounting Bulletin No. 108 in its fourth quarter ended September 24, 2006. See attached statement titled “Summary of Quarterly Results per SAB 108 Adjustments”.
(Financial statements follow)

Hutchinson Technology Incorporated
Condensed Consolidated Statements of Operations — Unaudited
(In thousands, except per share data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	March 25,	March 26,	March 25,	March 26,
	2007	2006	2007	2006
Net sales	$170,681	$186,395	$359,563	$370,955

Cost of sales	140,720	144,431	293,992	289,391

Gross profit	29,961	41,964	65,571	81,564

Research and development expenses	16,197	13,370	30,306	26,117

Selling, general and administrative expenses	19,014	21,344	38,531	43,857

Income (loss) from operations	(5,250)	7,250	(3,266)	11,590

Interest expense	(2,537)	(1,972)	(4,846)	(2,473)

Interest Income	3,879	3,170	7,568	5,235

Other income, net	960	1,255	2,770	2,507

Income (loss) before income taxes	(2,948)	9,703	2,226	16,859

Provision for income taxes	698	1,434	59	2,600

Net income (loss)	$(3,646)	$8,269	$2,167	$14,259

Basic earnings (loss) per share	$(0.14)	$0.32	$0.08	$0.55

Diluted earnings (loss) per share	$(0.14)	$0.29	$0.08	$0.51

Weighted average common shares outstanding	25,986	25,612	25,927	25,573

Weighted average common and diluted shares outstanding	25,986	30,939	26,002	30,866

Hutchinson Technology Incorporated
Condensed Consolidated Balance Sheets — Unaudited
(In thousands, except shares data)

	March 25,	September 24,
	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$31,436	$40,331
Securities available for sale	265,456	250,110
Trade receivables, net	87,057	95,391
Other receivables	14,525	14,409
Inventories	85,655	81,298
Deferred tax assets	8,287	8,021
Prepaid taxes and other	6,381	7,161

Total current assets	498,797	496,721
Property, plant and equipment, net	480,929	472,163
Deferred tax assets	65,208	57,867
Other assets	15,601	18,333

	$1,060,535	$1,045,084

LIABILITIES AND SHAREHOLDERS’ INVESTMENT
Current liabilities:
Current portion of long-term debt	$1,297	$1,252
Accounts payable	42,572	45,090
Accrued expenses	19,698	14,819
Accrued compensation	23,967	21,338

Total current liabilities	87,534	82,499
Long-term debt, less current maturities	4,629	5,291
Convertible subordinated notes	375,000	375,000
Other long-term liabilities	3,190	3,570
Shareholders’ investment:
Common stock $.01 par value, 100,000,000 shares authorized, 25,989,000 and 25,638,000 issued and outstanding	260	256
Additional paid-in capital	407,262	398,047
Accumulated other comprehensive income	(154)	(222)
Accumulated earnings	182,814	180,643

Total shareholders’ investment	590,182	578,724

	$1,060,535	$1,045,084

Hutchinson Technology Incorporated
Condensed Consolidated Statements of Cash Flows — Unaudited
(Dollars in thousands)

	Twenty-Six Weeks Ended
	March 25,	March 26,
	2007	2006
Operating activities:
Net income	$2,167	$14,259
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	56,734	56,537
Stock-based compensation	2,184	1,926
Provision (benefit) for deferred taxes	(7,646)	2,369
Loss on disposal of assets	33	196
Changes in operating assets and liabilities	10,340	(445)

Cash provided by operating activities	63,812	74,842

Investing activities:
Capital expenditures	(62,927)	(131,962)
Purchases of marketable securities	(819,066)	(713,483)
Sales of marketable securities	803,749	564,735

Cash used for investing activities	(78,244)	(280,710)

Financing activities:
Repayments of long-term debt	(617)	(719)
Net proceeds from issuance of convertible subordinated notes	—	218,971
Net proceeds from issuance of common stock	6,154	3,170

Cash provided by financing activities	5,537	221,422

Net increase (decrease) in cash and cash equivalents	(8,895)	15,554

Cash and cash equivalents at beginning of period	40,331	33,733

Cash and cash equivalents at end of period	$31,436	$49,287

Hutchinson Technology Incorporated
Earnings Per Share Calculation — Unaudited
(In thousands, except per share data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	March 25,	March 26,	March 25,	March 26,
	2007	2006	2007	2006
Net income (A)	$(3,646)	$8,269	$2,167	$14,259
Plus: interest expense on convertible subordinated notes	—	1,008	—	2,017
Less: additional profit sharing expense and income tax provision	—	235	—	565

Net income available to common shareholders (B)	$(3,646)	$9,042	$2,167	$15,711

Weighted average common shares outstanding (C)	25,986	25,612	25,927	25,573
Dilutive potential common shares	—	5,327	75	5,293

Weighted average common and diluted shares outstanding (D)	25,986	30,939	26,002	30,866

Basic earnings per share [(A)/(C)]	$(0.14)	$0.32	$0.08	$0.55
Diluted earnings per share [(B)/(D)]	$(0.14)	$0.29	$0.08	$0.51

Hutchinson Technology Incorporated
Summary of Quarterly Results per SAB 108 Adjustments
(In thousands, except per share data)
In September 2006, the SEC released Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 permits us to adjust for the cumulative effect of misstatements related to prior years, previously deemed to be immaterial, in the carrying amount of assets and liabilities as of the beginning of the current fiscal year, with an offsetting adjustment to the opening balance of retained earnings in the year of adoption. SAB 108 also requires the adjustment of any prior quarterly financial statements in future SEC filings within the fiscal year of adoption for the effects of such misstatements on the quarters when the information is next presented. This adjustment does not require reports previously filed with the SEC to be amended.
Effective September 26, 2005, we elected early application of SAB 108. In accordance with SAB 108, we reduced our opening retained earnings for 2006 by $1,952,000, net of tax of $1,126,000, and adjusted our financial results for the first three quarters of 2006 as shown in the tables below. We consider this adjustment to be immaterial to prior periods.
Our SAB 108 adjustment relates to one customer arrangement whereby certain revenues that were recorded in 2004 and 2005 should have been deferred. Deferred revenue amounts related to this arrangement are included within accrued expenses and other long-term liabilities on our consolidated balance sheet as of September 24, 2006. Based on our approach for assessing misstatements prior to the adoption of SAB 108, we had previously concluded that these amounts were immaterial.

	Thirteen weeks ended December 25, 2005
	As reported	Adjustment	As adjusted
Net sales	$184,627	$(67)	$184,560
Provision for income taxes	1,177	(11)	1,166
Net income	6,046	(56)	5,990
Earnings per share:
Basic	0.24	0.00	0.24
Diluted	0.22	0.00	0.22

	Thirteen weeks ended March 26, 2006			Twenty-Six weeks ended March 26, 2006
	As reported	Adjustment	As Adjusted	As reported	Adjustment	As Adjusted
Net sales	$185,926	$469	$186,395	$370,553	$402	$370,955
Provision for income taxes	1,361	73	1,434	2,538	62	2,600
Net income	7,873	396	8,269	13,919	340	14,259
Earnings per share:
Basic	0.31	0.01	0.32	0.54	0.01	0.55
Diluted	0.28	0.01	0.29	0.50	0.01	0.51

	Thirteen weeks ended June 25, 2006			Thirty-Nine weeks ended June 25, 2006
	As reported	Adjustment	As Adjusted	As reported	Adjustment	As Adjusted
Net sales	$169,599	$380	$169,979	$540,152	$782	$540,934
Provision for income taxes	(163)	22	(141)	2,375	84	2,459
Net income	5,838	358	6,196	19,756	698	20,454
Earnings per share:
Basic	0.23	0.01	0.24	0.77	0.02	0.79
Diluted	0.22	0.01	0.23	0.72	0.02	0.74